Second Quarter 2013 Earnings Review August 6, 2013 Exhibit 99.2

This presentation contains certain forward-looking statements regarding various oil and gas discoveries, oil and gas exploration, development and production activities, anticipated and potential production and flow rates; anticipated revenues; the economic potential of properties and estimated exploration costs.
Accuracy of the projections depends on assumptions about events that change over time and is thus susceptible to periodic change based on actual experience and new developments. Endeavour cautions readers that it assumes no obligation to update or publicly release any revisions to the projections in this presentation and, except to the extent required by applicable law, does not intend to update or otherwise revise the projections. Important factors that might cause future results to differ from these projections include: variations in the market prices of oil and natural gas; drilling results; access to equipment and oilfield services; unanticipated fluctuations in flow rates of producing wells related to mechanical, reservoir or facilities performance; oil and natural gas reserves expectations; the ability to satisfy future cash obligations and environmental costs; and general exploration and development risks and hazards.
The Securities and Exchange Commission permits oil and gas companies in their filings with the SEC to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. SEC guidelines prohibit the use in filings of terms such as “probable,” “possible,” P2 or P3 and
“non-proved” reserves, reserves “potential” or “upside” or other descriptions of volumes of reserves potentially recoverable through additional drilling or recovery techniques.  These estimates are by their nature more speculative than estimates of proved reserves and accordingly are subject to greater risk of being actually realized by the company. Certain statements should be regarded as “forward-looking”
statements within the meaning of the securities laws. These statements speak only as of the date made.
Such statements are subject to assumptions, risk and uncertainty. Actual results or events may vary materially.  The estimates of recoverable resources per well and completed well costs included herein are based upon other typical results in these shale plays and may not be indicative of actual results.

2013 Second Quarter – Financial/Operational Results
Sales Volumes and Physical Production
•
Q2 sales volumes averaged 14,497 barrels of oil equivalent per day (“boepd”)
•
Volumes for the quarter were impacted by two liftings at the Alba field during the period
•
Physical production for Q2 averaged 9,498 boepd compared to 9,385 boepd during Q1
•
The well flowed at 9,600 barrels of oil per day (“bopd”) gross and the performance from all three wells was 17,600 bopd gross
•
The well was completed ahead of schedule and under cost estimates
•
The total MPP outstanding is $125 million
The West Rochelle well (W-1) has been completed and is expected on-line in
September 2013 following routine maintenance work on the Scott Platform
The E-2 well at East Rochelle commenced drilling on July 25
th
and is expected on-
line in Q4 2013
At Bacchus, the third production well (B-1) was completed and is on-line
The Forward Sale commitment was fulfilled during the quarter
In May, the Company completed the sale of an additional $17.5 million expansion to the Monetary Production Payment (MPP)

45%
54%
91%
9%

Production Volumes (BOE per day)
2013
Q2 Sales = 14,497
Physical production volume for the second quarter averaged 9,498 boepd vs. 9,385 boepd for Q1
Second quarter realized prices
•
Oil and condensate price = $102.67 per barrel
•
Gas price = $3.50 per Mcf
2012
Q2 Sales = 4,677
US Gas     US Oil       UK Oil UK Gas

Summary Financial Results
Revenues increased year-over-year due to the increased working interest at Alba and two wells on production at the Bacchus development
Quarter-over-quarter revenues (Q1 $57.7 million) were up due to two liftings during the quarter compared to one lifting in the first quarter
Measure
($ in millions, except per share data)
2013 2012 2013 2012
Oil and Gas Revenues 126.2 $           23.0 $             183.8 $           38.2 $
Operating Expenses 38.1 $             5.7 $               55.6 $             10.6 $
Adjusted cash flow from Operations 88.1 $             17.3 $             128.2 $           27.6 $
Second Quarter Ending
June 30,
Six Months Ending
June 30,

Key Business Metrics
OpEx expense during the quarter continues to be impacted by on-going maintenance work at the
Alba field to resolve processing issues. In the U.S., well work over costs continued into the second quarter
The increase in DD&A is due to increased volumes from the U.K. and increased accretion expense on asset retirement obligations
Interest expense is down year-over-year due to the repayment of the senior term loan and notes payable during Q2 2012. Quarter-over-quarter, cash and non-cash
(Q1 2013 - $24.31 cash/$8.83 non-
cash)
interest expense declined due to an increase in the barrels produced in Q2
Measure ($ expense per BOE)
2013 2012 2013 2012
Operating Expenses (OpEx)
  Consolidated $28.88 $13.49 $28.28 $13.21
     U.K. $30.03 $21.15 $29.20 $25.08
     U.S. $16.50 $6.97 $21.94 $6.34
Depreciation, depletion and amortization (DD&A)
  Consolidated $39.36 $24.97 $38.08 $23.01
     U.K. $42.17 $41.67 $42.35 $42.84
     U.S. $9.01 $10.76 $8.62 $11.54
General and Administrative Expense (G&A) $3.70 $11.82 $5.27 $12.85
Interest Expenses
   Cash $13.65 $46.96 $17.16 $40.35
   Non-cash $4.88 $12.38 $6.18 $15.47
Second Quarter Ending
June 30,
Six Months Ending
June 30,

Adjusted EBITDA
Measure ($ in millions, except per share data)
2013 2012 2013 2012
Net Income (loss) (13.9) $            (50.8) $            (27.9) $            (86.1) $
Unrealized (gain) loss on derivatives 1.3                  (3.8)                 (0.3)                 1.0
Net Interest Expense 24.5                46.7                45.8                66.4
Letter of Credit Fees 7.1                  3.1                  18.5                3.1
Depreciation, depletion and amortization 51.9                10.6                74.9                18.5
Impairment of U.S. oil and gas properties -                     20.0                3.5                  35.7
Income tax expense (benefit) 11.3                (14.3)               12.2                (24.9)
Adjusted EBITDA 82.2 $             11.5 $             126.7 $           13.7 $
Second Quarter Ending
June 30,
Six Months Ending
June 30,
Income tax expense is primarily PRT related to the Alba field
Adjusted EBITDA  increased seven-fold over 2012, driven by the increase in production at Alba and Bacchus
EBITDA increased significantly year-over-year, however the increases were offset by higher interest expense, Letter of Credit fees, DD&A and taxes

Adjusted Net Income (Loss)
Measure
($ in millions, except per share data)
2013 2012 2013 2012
Net Income (loss) (13.9) $           (50.8) $           (27.9) $           (86.1) $
Impairment of U.S. oil and gas properties -                   20.0               3.5                 35.7
Unrealized (gain) loss  on derivatives (net of tax) 1.3                 (4.4)                (0.3)                (0.2)
Loss on early extinguishment of debt (next of tax) -                   17.8               -                   17.8
Net Income (loss) as Adjusted (12.6) $           (17.4) $           (24.7) $           (32.8) $
Weighted-average basic shares
outstanding (in millions) 47.1               39.0               47.1               38.4
Adjusted earning (loss) per basic share (0.27) $           (0.45) $           (0.52) $           (0.85) $
Second Quarter Ending
June 30,
Six Months Ending
June 30,

Capex Update
Capex spend for the quarter was impacted by drilling and development activities at all the major U.K. projects - Bacchus, Rochelle and Alba
In Q2 2012, Total Capital Expenditures included the purchase costs for the additional working interest in the Alba field
Measure
($ in millions)
2013 2012 2013 2012
Direct Oil & Gas Capex
     U.K. 64.4 $            40.8 $            97.5 $            84.5 $
     U.S. 1.3                 2.2                 1.3                 13.9
Total Direct Oil & Gas Capex 65.7               43.0               98.8               98.4
Acquisitions 0.7                 190.1             1.5                 191.6
66.4               233.1             100.3             290.0
Capitalized Interest 7.6                 6.3                 13.8               11.9
Capitalized G&A 1.8                 5.3                 6.8                 9.8
Asset Retirement Obligations (AROs) (7.7)                -                   (3.5)                -
Total Capital Expenditures 68.1 $            244.7 $          117.4 $          311.7 $
Second Quarter Ending
June 30,
Six Months Ending
June 30,

2013 Direct Capital Expenditures

Direct capital expenditures in the U.K. increased ~$30 million to reflect cost overruns at Rochelle, due to extended drilling on the West Well (W-1) and drilling of the new E-2 well at East Rochelle
Rochelle
Bacchus
Alba
U.S.
U.K. Other
Centurion
South
U.K. = $170 million - $180 million
U.S. = $  10 million  - $  30 million

U.K. Hedged Oil Position

The current hedging program involves embedding collars within existing production marketing contracts
Pricing for the Forward Sale falls within the average ceiling and floor
Production for the Forward Sale is included in the barrels-per-day
$0
$20
$40
$60
$80
$100
$120
-
1,000
2,000
3,000
4,000
1Q2013 2Q2013 3Q2013 4Q2013
Hedged Production Ave Ceiling Ave Floor

Debt Maturity Schedule
Convertible Notes due 2016 ($18.51 per share conversion price)
Convertible Bonds due 2016 ($16.52 per share conversion price)
Senior Notes due 2018
Revolving Credit Facility due 2014
$115
$135
$554
$74
$0
$100
$200
$300
$400
$500
2013 2014 2015 2016 2017 2018

LSE:ENDV NYSE:END www.endeavourcorp.com Darcey Matthews Director of Investor Relations (713) 307-8711 darcey.matthews@endeavourcorp.com INVESTOR CONTACTS: